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                                                                      EXHIBIT 12


                      DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY
                    STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                             FOR THE YEARS ENDED MARCH 31

                    (Dollars in thousands, except per share data)

                                                    1996            1997
                                               --------------------------

Net loss                                          $  (1,308)     $  (1,638)

Less preferred stock dividends                         (386)          (410)
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Net loss available for common shareholders        $  (1,694)     $  (2,048)
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Weighted average common shares outstanding        53,251.80      53,251.80
                                              -------------  -------------
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Loss per common share                             $  (31.81)     $  (38.46)
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